ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         RESOURCE MORTGAGE CAPITAL, INC.

      1.    The name of the corporation is Resource Mortgage Capital, Inc.

      2. The first sentence of Article I shall be deleted and in place thereof shall be the following sentence:

            The name of the corporation is Dynex Capital, Inc. (the "Corporation").

      3. This amendment to the Articles of Incorporation was proposed by the Board of Directors and submitted to the shareholders for approval in accordance with Section 13.1-707 of the Virginia Stock Corporation Act at the annual meeting on April 24, 1997.

      4. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment are as follows:

----------------------------------------------------------------------
   Designation of
    Voting Group
      Entitled             Number of Shares        Number of Votes
 to Vote Separately         Outstanding           Entitled to be Cast
----------------------------------------------------------------------

     Holders of           Common Stock -          Common Stock -
    Common Stock            20,822,465              20,822,465
----------------------------------------------------------------------

      5. There were 18,759,383 undisputed votes cast by the holders of the Company's common stock in favor of the amendment and these votes were sufficient for approval of the amendment.

      6.    The effective date of this amendment is April 25, 1997 at 5:00 p.m.

            IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment on behalf of the Corporation.

Dated:      April 24, 1997                    RESOURCE MORTGAGE CAPITAL, INC.



                                  By:   /S/ Thomas H. Potts
                                        Thomas H. Potts
                                        President